Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

FOR IMMEDIATE RELEASE
Chubb Reports First Quarter Net Income per Share of $1.58
After 2-for-1 Stock Split;
Operating Income per Share Increases 28% to a Record $1.42;
Combined Ratio Improves to 82.9% from 89.4%
     WARREN, New Jersey, April 24, 2006 — The Chubb Corporation [NYSE: CB] today reported that net income in the first quarter of 2006 was $672 million, or $1.58 per share, compared to $470 million, or $1.18 per share, in the first quarter of 2005.
     Operating income, which the company defines as net income excluding after-tax realized investment gains and losses, increased to $603 million from $441 million in the first quarter of 2005. Operating income per share increased 28% to a record $1.42 from $1.11.
     The per-share amounts have been adjusted to reflect Chubb’s two-for-one stock split, which was distributed in the form of a stock dividend on April 18, 2006 to shareholders of record on March 31, 2006.
     The first quarter combined loss and expense ratio improved to 82.9% in 2006 from 89.4% in 2005. “This was by far the best combined ratio and most profitable quarter in Chubb’s history,” said John D. Finnegan, Chairman, President and Chief Executive Officer, “as all three of our insurance businesses made substantial contributions to the bottom line.”
     Catastrophes had virtually no impact on the combined ratio in the first quarter of 2006. Catastrophe losses of $21 million were offset by a $20 million reduction in reinsurance reinstatement premium costs related to Hurricane Katrina. In the first quarter of 2005, catastrophe losses were $20 million and accounted for 0.6 points of the combined ratio. The expense ratio for the first quarter was 29.1% in 2006 and 28.8% in 2005.
     Net written premiums for the first quarter of 2006 declined 4% to $2.9 billion. Premiums for the insurance business declined 1%. Premiums for the Reinsurance Assumed business declined 46%, reflecting the impact of the Chubb Re — Harbor Point transaction completed on December 15, 2005.

     Property and casualty investment income after taxes for the first quarter increased 11% to $279 million in 2006 from $252 million in 2005.
     During the first quarter of 2006, Chubb repurchased 5,225,562 shares (on a post-split basis) of its common stock at a total cost of approximately $250 million.
     “Chubb’s spectacular first-quarter results obviously put us on the path to achieving or exceeding our January 31, 2006 operating income per share guidance of $4.30 to $4.50 for the year on a post-split basis,” said Mr. Finnegan. “However, we do not believe it is appropriate to revisit our guidance after only one quarter.” Guidance and related assumptions are subject to the risks outlined in the company’s forward-looking information safe-harbor statement below.
First Quarter Operations Review
     Chubb Personal Insurance (CPI) net written premiums grew 5% in the first quarter to $792 million. CPI’s combined ratio was 79.7%, compared to 84.5% in the first quarter of 2005. Catastrophe losses were 3.6 percentage points in 2006 and 1.4 points in 2005.
     The Homeowners line grew 8%, and the combined ratio was 73.7%. The Personal Automobile line grew 6% and had a combined ratio of 90.0%, while other personal lines declined 6% and had a combined ratio of 90.7%.
     Chubb Commercial Insurance (CCI) net written premiums for the first quarter declined 3% to $1.3 billion. The combined ratio was 78.8%, including a 2 percentage point favorable impact of catastrophes due to the reduction in reinsurance reinstatement premium costs. In the first quarter of 2005, CCI’s combined ratio was 84.0%, including an unfavorable 0.4 percentage point impact of catastrophes. Excluding the impact of catastrophes, CCI’s first quarter combined ratio was 80.8% in 2006 and 83.6% in 2005.
     Average renewal rates in the U.S. were flat for CCI, which retained 82% of the U.S. premiums that came up for renewal. In the U.S., the ratio of new to lost business was 0.7 to 1.
     Chubb Specialty Insurance (CSI) net written premiums were down 3% to $680 million. The combined ratio was 90.7%, compared to 105.0% in the first quarter of 2005.

     Professional Liability (PL) net written premiums were down 5%, and the business had a combined ratio of 95.6%. Average renewal rates in the U.S. for PL were down 1%, and renewal retention was 75%. The ratio of new to lost business in the U.S. was 0.8 to 1. Excluding the hospital medical malpractice and managed care errors & omissions businesses which CSI exited on July 1, 2005, PL premiums were flat, renewal retention in the U.S. was 87% and the ratio of new to lost business in the U.S. was 1.8 to 1.
     Surety net written premiums in the first quarter were up 23% largely because of the non-renewal of a reinsurance treaty, and the combined ratio was 37.0%.
Webcast Conference Call to be Held Today at 5:00 P.M.
     Chubb’s senior management will discuss the company’s first quarter performance with investors and analysts today, April 24th, at 5:00 P.M. Eastern Daylight Time. The conference call will be webcast live on the Internet at www.chubb.com and archived later in the day for replay. The company has posted its Supplementary Investor Information Report at www.chubb.com.
     All financial results in this release and attachments are unaudited.
About Chubb
     Founded in 1882, the Chubb Group of Insurance Companies provide property and casualty insurance for personal and commercial customers worldwide through 8,000 independent agents and brokers. Chubb’s global network includes branches and affiliates throughout North America, Europe, Latin America, Asia and Australia.

For further information contact:	Investors:	Glenn A. Montgomery
(908) 903-2365
	Media:	Mark E. Greenberg
(908) 903-2682

Definitions of Key Terms
Operating Income
Operating income, a non-GAAP financial measure, is net income excluding after-tax realized investment gains and losses. Management uses operating income, among other measures, to evaluate its performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends.
Underwriting Income (Loss)
Management evaluates underwriting results separately from investment results. The underwriting operations consist of four separate business units: personal insurance, commercial insurance, specialty insurance and reinsurance assumed. Performance of the business units is measured based on statutory underwriting results. Statutory accounting principles applicable to property and casualty insurance companies differ in certain respects from generally accepted accounting principles (GAAP). Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. Statutory underwriting income (loss) is arrived at by reducing premiums earned by losses and loss expenses incurred and statutory underwriting expenses incurred.
Management uses underwriting results determined in accordance with GAAP, among other measures, to assess the overall performance of the underwriting operations. To convert statutory underwriting results to a GAAP basis, policy acquisition expenses are deferred and amortized over the period in which the related premiums are earned. Underwriting income (loss) determined in accordance with GAAP is defined as premiums earned less losses and loss expenses incurred and GAAP underwriting expenses incurred.
Property and Casualty Investment Income After Income Tax
Management uses property and casualty investment income after income tax, a non-GAAP financial measure, to evaluate its investment performance because it reflects the impact of any change in the proportion of the investment portfolio invested in tax-exempt securities and is therefore more meaningful for analysis purposes than investment income before income tax.
Book Value per Common Share with Available-for-Sale Fixed Maturities at Amortized Cost
Book value per common share represents the portion of consolidated shareholders’ equity attributable to one share of common stock outstanding as of the balance sheet date. Consolidated shareholders’ equity includes, as part of accumulated other comprehensive income, the after-tax appreciation or depreciation on the Corporation’s available-for-sale fixed maturities, which are carried at market value. The appreciation or depreciation on available-for-sale fixed maturities is subject to fluctuation due to changes in interest rates and therefore could distort the analysis of trends. Management believes that book value per common share with available-for-sale fixed maturities at amortized cost, a non-GAAP financial measure, is an important measure of the underlying equity attributable to one share of common stock.
Combined Loss and Expense Ratio or Combined Ratio
The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability. Management uses the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies to evaluate the performance of the underwriting operations. It is the sum of the ratio of losses and loss expenses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

FORWARD-LOOKING INFORMATION
     Certain statements in this document are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA and include statements regarding management’s guidance for 2006 operating income per share and related assumptions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and those associated with:
•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	the ability to retain existing business;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:
-	our expectations relating to reinsurance recoverables;

-	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

-	our estimates relating to ultimate asbestos liabilities;

-	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

-	the willingness of parties, including us, to settle disputes;

-	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability for asbestos, toxic waste and mold claims;

-	development of new theories of liability;
•	the availability and cost of reinsurance coverage;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:
-	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

-	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

-	claims and litigation arising out of practices in the financial services industry;

-	legislative or regulatory proposals or changes;
•	the effects of investigations into market practices, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, in the U.S. property and casualty insurance industry together with any legal or regulatory proceedings, related settlements and industry reform arising therefrom;

•	the impact of legislative and regulatory developments on our business, including those relating to terrorism and large-scale catastrophes;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic and market conditions including:
-	changes in interest rates, market credit spreads and the performance of the financial markets;

-	the effects of inflation;

-	changes in domestic and foreign laws, regulations and taxes;

-	changes in competition and pricing environments;

-	regional or general changes in asset valuations;

-	the inability to reinsure certain risks economically;

-	changes in the litigation environment; and
•	our ability to implement management’s strategic plans and initiatives.
     The Corporation assumes no obligation to update any forward-looking information set forth in this document, which speak as of the date hereof.

THE CHUBB CORPORATION
SUPPLEMENTARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31
	2006	2005
	(in millions)
PROPERTY AND CASUALTY INSURANCE
Underwriting
Net Premiums Written	$2,925	$3,056
Decrease (Increase) in Unearned Premiums	94	(21)

Premiums Earned	3,019	3,035

Losses and Loss Expenses	1,618	1,835
Operating Costs and Expenses	850	879
Decrease (Increase) in Deferred Policy Acquisition Costs	8	(5)
Dividends to Policyholders	7	7

Underwriting Income	536	319

Investments
Investment Income Before Expenses	357	321
Investment Expenses	9	8

Investment Income	348	313

Other Income (Charges)	5	(3)

Property and Casualty Income	889	629

CORPORATE AND OTHER	(43)	(62)

CONSOLIDATED OPERATING INCOME BEFORE INCOME TAX	846	567

Federal and Foreign Income Tax	243	126

CONSOLIDATED OPERATING INCOME	603	441

REALIZED INVESTMENT GAINS AFTER INCOME TAX	69	29

CONSOLIDATED NET INCOME	$672	$470

PROPERTY AND CASUALTY INVESTMENT INCOME AFTER INCOME TAX	$279	$252

	Three Months Ended
	March 31
	2006	2005
OUTSTANDING SHARE DATA
(in millions)

Average Common and Potentially Dilutive Shares	424.1	396.9
Actual Common Shares at End of Period	414.9	390.7

DILUTED EARNINGS PER SHARE DATA
Operating Income	$1.42	$1.11
Realized Investment Gains	.16	.07

Net Income	$1.58	$1.18

Effect of Catastrophes	$—	$(.03)

	Mar. 31	Dec. 31	Mar. 31
	2006	2005	2005
BOOK VALUE PER COMMON SHARE	$30.37	$29.67	$26.62

BOOK VALUE PER COMMON SHARE, with Available-for-Sale Fixed Maturities at Amortized Cost	30.39	29.12	25.95
Share and per share amounts have been retroactively adjusted to reflect the two- for-one stock split effective March 31, 2006.
PROPERTY AND CASUALTY UNDERWRITING RATIOS
THREE MONTHS ENDED MARCH 31

	2006	2005
Losses and Loss Expenses to Premiums Earned	53.8%	60.6%
Underwriting Expenses to Premiums Written	29.1	28.8

Combined Loss and Expense Ratio	82.9%	89.4%

Effect of Catastrophes on Combined Loss and Expense Ratio	.1%	.6%
PROPERTY AND CASUALTY LOSSES AND LOSS EXPENSES COMPONENTS
THREE MONTHS ENDED MARCH 31

	2006	2005
	(in millions)
Paid Losses and Loss Expenses	$1,300	$1,325
Increase in Unpaid Losses and Loss Expenses	318	510

Total Losses and Loss Expenses	$1,618	$1,835

PROPERTY AND CASUALTY PRODUCT MIX
THREE MONTHS ENDED MARCH 31

	Net Premiums Written			Combined Loss and
			% Increase	Expense Ratios
	2006	2005	(Decrease)	2006	2005
	(in millions)
Personal Insurance
Automobile	$155	$146	6%	90.0%	95.7%
Homeowners	488	452	8	73.7	80.6
Other	149	158	(6)	90.7	86.8

Total Personal	792	756	5	79.7	84.5

Commercial Insurance
Multiple Peril	326	336	(3)	70.4	82.2
Casualty	440	452	(3)	94.4	93.7
Workers’ Compensation	256	278	(8)	78.4	86.1
Property and Marine	303	299	1	65.7	70.1

Total Commercial	1,325	1,365	(3)	78.8	84.0

Specialty Insurance
Professional Liability	615	646	(5)	95.6	101.6
Surety	65	53	23	37.0	154.1

Total Specialty	680	699	(3)	90.7	105.0

Total Insurance	2,797	2,820	(1)	82.2	89.6

Reinsurance Assumed	128	236	(46)	96.3	88.0

Total	$2,925	$3,056	(4)	82.9%	89.4%